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                                                                    EXHIBIT 24.1

                    LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP





                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-_______) of our report, dated October 31, 1997, on our audits of the financial statements of Rent-Way, Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which report is included in the Rent-Way Annual Report on Form 10-K for the fiscal year ended September 30, 1997.



                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------


Cleveland, Ohio
December 10, 1998